Exhibit 4.5


                          ASCEND COMMUNICATIONS, INC.

                         COMMON STOCK PURCHASE WARRANT


     Ascend Communications, Inc., a Delaware corporation (the "Company"), hereby agrees that, for value received, ...................................., or his assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time after September 1, 1996, and before 2:30 p.m., California time, on September 19, 2000, [ ] Shares of the
Company at an exercise price of [$     ] per Share (the "Shares").

     1. Exercise of Warrant. The purchase rights granted by this Warrant shall be exercised (in minimum quantities of 50 Shares) by the holder surrendering this Warrant with the form of exercise attached hereto duly executed by such holder, to the Company at its principal office, accompanied by payment, in cash or by cashier's check payable to the order of the Company, of the purchase price payable in respect of the Shares being purchased. If less than all of the Shares purchasable hereunder are purchased, the Company will, upon such exercise, execute and deliver to the holder hereof a new Warrant (dated the date hereof) evidencing the number of Shares not so purchased. As soon as practicable after the exercise of this Warrant and payment of the purchase price, the Company will cause to be issued in the name of and delivered to the holder hereof, or as such holder may direct, a certificate or certificates representing the Shares purchased upon such exercise. The Company may require that such certificate or certificates contain on the face thereof a legend substantially as follows:

     "The transfer of the Shares represented by this certificate is restricted pursuant to the terms of a Common Stock Purchase of Warrant dated [ ], 1996 issued by Ascend Communications, Inc., a copy which is available for inspection at the offices of Ascend Communications, Inc. Transfer may not be made except in accordance with the terms of the Common Stock Purchase Warrant. In addition, no sale, offer to sell or transfer of the Shares represented by this certificate shall be made without (i) the opinion of counsel satisfactory to Ascend Communications, Inc. that such sale, offer or transfer may be made without registration or qualification under the Federal Securities Act of 1933, as amended (the "Act"), and applicable state securities laws or (ii) such registration or qualification."

     2. Negotiability and Transfer. This Warrant is issued upon the following terms, to which each holder hereof consents and agrees:

     (a) Until this Warrant is duly transferred on the books of the Company, the Company may treat the registered holder of this Warrant as absolute owner hereof for all purposes without being affected by any notice to the contrary.

     (b) Each successive holder of this Warrant, or of any portion of the rights represented thereby, shall be bound by the terms and conditions set forth herein.

     3. Antidilution Adjustments. If the Company shall at any time hereafter subdivide or combine its outstanding shares of Common Stock, or declare a dividend payable in Common Stock, the exercise price in effect immediately prior to the subdivision, combination or record date for such dividend payable in Common Stock shall forthwith be proportionately increased, in the case of combination, or proportionately decreased, in the case of subdivision or declaration of a dividend payable in Common Stock, and the number of Shares purchasable upon exercise of this Warrant, immediately preceding such event, shall be changed to the number determined by dividing the then current exercise price by the exercise price as adjusted after such subdivision, combination or dividend payable in Common Stock and multiplying the result of such division against the number of Shares purchasable upon the exercise of this Warrant immediately preceding such event, so as to achieve an exercise price and number of Shares purchasable after such event proportional to such exercise price and number of Shares purchasable immediately


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preceding such event. All calculations hereunder shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

     No fractional Shares are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fraction of a Share which would otherwise be issuable in an amount equal to the same fraction of the market price per share of Shares on the day of exercise as determined in good faith by the Company.

     In case of any capital reorganization or any reclassification of the shares of Common Stock of the Company, or in the case of any consolidation with or merger of the Company into or with another corporation, or the sale of all or substantially all of its assets to another corporation, which is effected in such a manner that the holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a part of such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the holder of the Warrant shall have the right thereafter to receive, upon the exercise hereof, the kind and amount of shares of stock or other securities or property which the holder would have been entitled to receive if, immediately prior to such reorganization, reclassification, consolidation, merger or sale, the holder had held the number of Shares which were then purchasable upon the exercise of the Warrant. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the holder of the Warrant, to the end that the provisions set forth herein (including provisions with respect to adjustments of the exercise price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant.

     When any adjustment is required to be made in the exercise price, initial or adjusted, the Company shall forthwith determine the new exercise price, and

     (a) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new exercise price; and

     (b) cause a copy of such statement to be mailed to the holder of the Warrant as of a date within ten (10) days after the date when the circumstances giving rise to the adjustment occurred.

     4. Registration Rights. Prior to making any disposition of the Warrant or of any Shares purchased upon exercise of the Warrant, the holder will give written notice to the Company describing briefly the manner of any such proposed disposition. The holder will not make any such disposition until (i) the Company has notified him that, in the opinion of its counsel, registration under the Act is not required with respect to such disposition, or (ii) a Registration Statement covering the proposed distribution has been filed by the Company and has become effective. The Company agrees that, upon receipt of written notice from the holder hereof with respect to such proposed distribution, it will use its best efforts, in consultation with the holder's counsel, to ascertain as promptly as possible whether or not registration is required, and will advise the holder promptly with respect thereto, and the holder will cooperate in providing the Company with information necessary to make such determination.

     If, at any time prior to September 19, 2002, the Company shall propose to file any Registration Statement (other than any registration on Forms S-4, S-8 or any other similarly inappropriate form) under the Securities Act of 1933, as amended, covering a public offering of the Company's Shares or other shares of Common Stock, it will notify the holder hereof at least thirty (30) days prior to each such filing and will include in the Registration Statement (to the extent permitted by applicable regulation), the Shares purchased by the holder or purchasable by the holder upon the exercise of the Warrant to the extent requested by the holder hereof.

     Notwithstanding the foregoing, the number of Shares of the holders of the Warrants proposed to be registered thereby shall be reduced pro rata with any other selling shareholder (other than the Company) upon the reasonable request of the managing underwriter of such offering.


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     At any time prior to September 19, 2000, and provided that a registration statement on Form S-3 (or its equivalent) is then available to the Company, and on a one-time basis only, if the holders of 50% or more of the Warrants and/or the Shares acquired upon exercise of the Warrants request the registration of at least 51% of the Shares on Form S-3 (or its equivalent), the Company shall promptly thereafter use its best efforts to effect the registration under the Securities Act of 1933, as amended, of all such shares which such holders request in writing to be so registered, and in a manner corresponding to the methods of distribution described in such holders' request (and with respect to the "demand" registration rights referred to immediately above, on a one-time basis only).

     All expenses of any such registrations referred to in this Section 4, except the fees of counsel to such holders and underwriting commissions or discounts, filing fees, and any transfer or other taxes applicable to such shares, shall become by the Company.

     The Company will mail to each record holder, at the last known post office address, written notice of any exercise of the rights granted under this paragraph 4, by certified or registered mail, return receipt requested, and each holder shall have twenty (20) days from the date of deposit of such notice in the U.S. Mail to notify the Company in writing whether such holder wishes to join in such exercise.

     The Company will furnish the holder hereof with a reasonable number of copies of any prospectus included in such filings and will amend or supplement the same as required during the period of required use thereof. The Company will maintain, at its expense, the effectiveness of any Registration Statement or the Offering Statement filed by the Company, whether or not at the request of the holder hereof, for a time sufficient to allow for the disposition of the Shares, but not to exceed one hundred eighty (180) days, following the effective date thereof.

     In the case of the filing of any Registration Statement, and to the extent permissible under the Securities Act of 1933, as amended, and controlling precedent thereunder, the Company and the holder hereof shall provide cross indemnification agreements to each other in customary scope covering the accuracy and completeness of the information furnished by each.

     The holder of the Warrant agrees to cooperate with the Company in the preparation and filing of any such Registration Statement or Offering Statement, and in the furnishing of information concerning the holder for inclusion therein, or in any efforts by the Company to establish that the proposed sale is exempt under the Act as to any proposed distribution.

     Shares shall cease to be entitled to the registration rights set forth in this Section 4 when they (i) shall have been disposed of pursuant to an effective registration statement under the Securities Act, or (ii) they shall have been distributed to the public pursuant to Rule 144 promulgated under the Securities Act.

     5.  Right to Convert.

     (a) The holder of this Warrant shall have the right to require the Company to convert this Warrant (the "Conversion Right"), at any time after September 16, 1996 and prior to its expiration, into shares of Common Stock as provided for in this Section 5. Upon exercise of the Conversion Right, the Company shall deliver to the holder (without payment by the bolder of any exercise price) that number of shares of Common Stock equal to the number of shares of Common Stock resulting from multiplying the number of shares requested to be converted hereunder times the quotient obtained by dividing
(x) the value of the Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate exercise price for the Warrant Shares in effect immediately prior to the exercise of the Conversion Right from the aggregate Fair Market Value (as determined below) for the Warrant Shares immediately prior to the exercise of the Conversion Right) by (y) the Fair Market Value of one share of Common Stock immediately prior to the exercise of the Conversion Right.

     (b) The Conversion Right may be exercised by the holder, at any time or from time to time, prior to its expiration, on any business day, by delivering a written notice (the "Conversion Notice") to the Company at the offices of the Company exercising the Conversion Right and

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specifying (i) the total number of shares of Stock the Warrantholder will purchase pursuant to such conversion, and (ii) a place, and a date not less than five (5) nor more than twenty (20) business days from the date of the Conversion Notice for the closing of such purchase.

     (c) At any closing under Section 5(b) hereof, (i) the holder will surrender the Warrant, (ii) the Company will deliver to the holder a certificate or certificates for the number of shares of Common Stock issuable upon such conversion, together with cash, in lieu of any fraction of a share, and (iii) the Company will deliver to the holder a new Warrant representing the number of shares, if any, with respect to which the Warrant shall not have been converted.

     (d) "Fair Market Value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

          (i) If the Company's Common Stock is traded on an exchange or is quoted on The Nasdaq National Market or Small-Cap Market, then the average closing or last sale prices, respectively, reported for the ten
     (10) business days immediately preceding the Determination Date.

          (ii) If the Company's Common Stock is not traded on an exchange or on The Nasdaq National Market or Small-Cap Market, but is traded in the over-the-counter market, then the average of the closing bid and asked prices reported for the ten (10) business days immediately preceding the Determination Date.

     6. Notices. The Company shall mail to the registered holder of the Warrant, at his or her last known post office address appearing on the books of the Company, not less than fifteen (15) days prior to the date on which (a) a record will be taken for the purpose of determining the holders of Shares entitled to dividends (other than cash dividends) or subscription rights, or
(b) a record will be taken (or in lieu thereof, the transfer books will be closed) for the purpose of determining the holders of common stock entitled to notice of and to vote at a meeting of shareholders at which any capital reorganization, reclassification of common stock, consolidation, merger, dissolution, liquidation, winding up or sale of substantially all of the Company's assets shall be considered and acted upon.

     7. Reservation of Common Stock. A number of shares of Common Stock sufficient to provide for the exercise of the Warrant and the Shares included therein upon the basis herein set forth shall at all times be reserved for the exercise thereof

     8. Miscellaneous. Whenever reference is made herein to the issue or sale of shares of Common Stock, the term "Common Stock" shall include any stock of any class of the Company other than preferred stock that has a fixed limit on dividends or a payment preference in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.

     The Company will not, by amendment of its articles of incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company, but will, at all times in good faith, assist, insofar as it is able, in the carrying out of all provisions hereof and in the taking of all other action which may be necessary in order to protect the rights of the holder hereof against dilution.

     Upon written request of the holder of this Warrant, the Company will promptly provide such holder with a then current written list of the names and addresses of all holders of warrants originally issued under the terms of, and concurrent with, this Warrant.

     The representations, warranties and agreements herein contained shall survive the exercise of this Warrant. References to the "holder of" include the immediate holder of shares purchased on the exercise of this Warrant, and the word "holder" shall include the plural thereof. This Common Stock Purchase Warrant shall be interpreted under the laws of the State of Minnesota.


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     All Shares or other securities issued upon the exercise of the Warrant shall be validly issued, fully paid and non-assessable, and the Company will pay all taxes in respect of the issuer thereof.

     Notwithstanding anything contained herein to the contrary, the holder of this Warrant shall not be deemed a stockholder of the Company for any purpose whatsoever until and unless this Warrant is duly exercised.

     IN WITNESS WHEREOF, this Warrant has been duly executed by Ascend
Communications, Inc., as of this [   ] day of [ ] 1996.

                                   ASCEND COMMUNICATIONS, INC.

                                   By:
                                      ------------------------
                                   Title:
                                         -----------------------


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                             WARRANT EXERCISE FORM

                  To be signed only upon exercise of Warrant

     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ............................ of the Shares of Lucent
Technologies Inc. to which such Warrant relates and herewith makes payment of
$.............. therefor in cash or by certified check, and requests that such shares be issued and be delivered to, .............., the address for which is set forth below the signature of the undersigned.


Dated:
      --------------------------


------------------------------           -------------------------------------
(Taxpayer's I.D. Number)                 (Signature)

                                         --------------------------------------

                                         --------------------------------------
                                                    (Address)


                                ASSIGNMENT FORM

             To be signed only upon authorized transfer of Warrant

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto ............................ the right to purchase Shares of Ascend
Communications, Inc. to which the within Warrant relates and appoints
 .............., attorney, to transfer said right on the books of Ascend
Communications, Inc. with full power of substitution in the premises.


Dated:
      -----------------------------      -------------------------------------
                                         (Signature)

                                         --------------------------------------

                                         --------------------------------------
                                         (Address)


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